Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$101,972,523
Realized Gain (Loss) on Swap Contracts	21,881,156
Unrealized Gain (Loss) on Market Value of Commodity Futures	(18,977,873)
Unrealized gain (loss) on Fair Value of Swap Contracts	18
Dividend Income	984,405
Interest Income	4,785,009
ETF Transaction Fees	38,000
Total Income (Loss)	$110,683,238

Expenses
General Partner Management Fees	$544,764
Professional Fees	184,073
Brokerage Commissions	55,770
Directors' Fees and insurance	53,236
License fees	18,159
Total Expenses	$856,002
Net Income (Loss)	$109,827,236

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/23	$1,496,812,802
Additions (8,100,000 Shares)	647,813,564
Withdrawals (9,100,000 Shares)	(726,412,732)
Net Income (Loss)	109,827,236

Net Asset Value End of Month	$1,528,040,870
Net Asset Value Per Share (18,923,603 Shares)	$80.75

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596